SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   --------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 15, 1997

                                  LUKENS INC.
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              (Exact Name of Registrant as Specified in Charter)

          Delaware                         1-3258              23-2451900
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          (State or Other Jurisdiction   (Commission         (IRS Employer
           of Incorporation)             File Number)   Identification Number)

           50 South First Avenue, Coatesville, PA               19320-0911
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           (Address of principal executive offices)             (Zip Code)

          Registrant's Telephone number, including area code  (610) 383-2000


          Item 5.   Other Events.

               On December 15, 1997, Lukens Inc. ("Lukens") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Bethlehem Steel Corporation ("Bethlehem") providing for, among other things, the merger of a wholly owned subsidiary of Bethlehem with and into Lukens with Lukens becoming a wholly owned subsidiary of Bethlehem (the "Merger"). In the Merger, holders of shares of common stock, par value $.01 per share, of Lukens ("Lukens Common Stock") can elect to receive for each such share either (i) $25 in cash, without interest thereon, or (ii) a number, not less than
          2.797 or greater than 3.62, of shares of common stock, par value $1.00 per share, of Bethlehem ("Bethlehem Common Stock") based on the average of the daily closing price per share of Bethlehem Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transactions Tape for the 15 consecutive NYSE trading days immediately preceding the third full NYSE trading day prior to the effective time of the Merger (the "Effective Time"), subject to the limitation that the amount of cash to be paid and the amount of Bethlehem Common Stock to be delivered in the Merger will not exceed 62% and 38%, respectively, of the total value of the consideration to be paid or delivered by Bethlehem in
          the Merger.   In the Merger, holders of shares of Series
          B ESOP Convertible Preferred Stock, par value $.01 per share, of Lukens ("Lukens Preferred Stock") will receive for each such share the amount of cash and the number of shares of Bethlehem Common Stock they would be entitled to receive had they converted such shares of Lukens Preferred Stock into shares of Lukens Common Stock immediately prior to the Effective Time and did not make an election to receive cash in the Merger.

               Consummation of the Merger is subject to certain conditions, including approval of the Merger by stockholders of Lukens and the receipt of regulatory approvals, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               The foregoing discussion of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as an exhibit hereto and incorporated by reference herein.

               A joint press release, dated December 15, 1997, announcing the Merger Agreement was issued by Lukens and Bethlehem and is filed as an exhibit hereto and incorporated by reference herein.

               Prior to the execution and delivery of the Merger Agreement, the Board of Directors of Lukens took all actions necessary, including the adoption and approval of an amendment to the Renewed Rights Agreement, dated as of September 25, 1996 (the "Amendment"), between Lukens and American Stock Transfer and Trust Company (the "Rights Agreement"), to render the Rights Agreement inapplicable to the Merger. A copy of the Amendment is filed as an exhibit hereto and incorporated by reference herein.


          Item 7.   Financial Statements, Pro Forma Financial
                    Information and Exhibits.

               (a)  Not applicable.

               (b)  Not applicable.

               (c)  Exhibits.

               2.1 Agreement and Plan of Merger dated as of December 15, 1997 between Bethlehem Steel
                    Corporation and Lukens Inc.

               4.1 Amendment to the Renewed Rights Agreement dated as of December 15, 1997 between Lukens Inc. and American Stock Transfer and Trust Company

               99.1 Joint Press Release of Lukens Inc. and Bethlehem
                    Steel Corporation dated December 15, 1997


                                  SIGNATURES

               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LUKENS INC.

          Dated: December 18, 1997         By: /s/ William D. Sprague
                                               William D. Sprague
                                                Vice President, General
                                                Counsel and Secretary


                               Index to Exhibits

          Exhibit                       Exhibit
          Number

          2.1  Agreement and Plan of Merger dated as of December
               15, 1997 between Bethlehem Steel Corporation and
               Lukens Inc.

          4.1 Amendment to the Renewed Rights Agreement dated as of December 15, 1997 between Lukens Inc. and
               American Stock Transfer and Trust Company

          99.1 Joint Press Release of Lukens Inc. and Bethlehem
               Steel Corporation dated December 15, 1997